Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910
65.6880.9600 phone 65.6880.9580 fax www.kns.com

Kulicke & Soffa Reports Second Quarter Fiscal 2012 Results

Singapore – May 1, 2012 – Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“K&S” or the “Company”) today announced results for its second fiscal quarter ended March 31, 2012.

Quarterly Results
	Fiscal Q2 2012	Change vs. Fiscal Q2 2011	Change vs. Fiscal Q1 2012
Net Revenue	$146.3 million	-29.2%	21.9%
Gross Profit	$66.7 million	-32.6%	20.6%
Gross Margin	45.6%	-230 bps	-50 bps
Income from Operations	$20.2 million	-53.6%	63.6%
Operating Margin	13.8%	-730 bps	350 bps
Net Income	$16.6 million	-58.3%	95.3%
Net Margin	11.4%	-790 bps	430 bps
EPS – Diluted	$0.22	-59.3%	100.0%

Bruno Guilmart, Kulicke & Soffa’s President and Chief Executive Officer, said, “Our quarterly results were above the high end of our guidance, driven by revenue and gross margin strength. Our continued success further validates our leadership position, business strategy and long-term roadmap. We are working to capture all potential opportunities relating to the ongoing transition from gold to copper, as we leverage our broadening line of copper-capable solutions. Importantly, customer and market feedback indicate we are early in the transition based on market demand levels and capacity needs.”

Second Quarter Fiscal 2012 Key Product Trends

•	Ball bonder equipment net revenue increased 34% over the December quarter.
•	70.4% of ball bonder equipment was sold as copper capable bonders.
•	Wedge bonder equipment net revenue decreased 45% from the December quarter.

Second Quarter Fiscal 2012 Financial Highlights

•	Net revenue of $146.3 million.
•	Gross margin of 45.6%.
•	Net income was $16.6 million or $0.22 per share.
•	Cash, cash equivalents and investments increased to $426.1 million up $22.4 million from the prior quarter.

Third Quarter Fiscal 2012 Outlook

The Company expects net revenue for the third quarter of fiscal 2012 to be approximately $220 million to $240 million, reflecting the ongoing transition from gold to copper, strength across all our product lines, combined with an improvement in the broader semiconductor industry led by positive equipment inventory trends, capacity levels and end market growth drivers.

Looking forward, Bruno Guilmart commented, “We are pleased with our financial performance over the past 3 years, our business momentum and improving market trends give us a distinct business advantage and improved level of stability and visibility as we move forward. Our efforts to strengthen the Company’s long-term fundamentals remain focused on new product initiatives, ongoing gross margin improvements, operational efficiency gains and overall cash generation.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, May 1, 2012, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at www.kns.com/investors/events.

A replay will be available from approximately one hour after the completion of the call through May 8, 2012 by calling +1-877-660-6853 or internationally +1-201-612-7415, with account number 5521 and replay ID 392356. A webcast replay will also be available at www.kns.com/investors/events.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die and wedge bonders and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wirebonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wirebonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2011 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries, Inc is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.

Joseph Elgindy

Investor Relations

P: +1-215-784-7518

F: +1-215-784-6180

jelgindy@kns.com

Global IR Partners

David Pasquale

P: +1-914-337-8801

klic@globalirpartners.com

# # #

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Six months ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

Net revenue:
Equipment	$131,053	$190,010	$237,202	$322,708
Expendable Tools	15,255	16,719	29,130	32,884
Total net revenue	146,308	206,729	266,332	355,592

Cost of sales:
Equipment	72,835	100,833	131,839	171,071
Expendable Tools	6,786	6,939	12,530	13,452
Total cost of sales	79,621	107,772	144,369	184,523

Gross profit:
Equipment	58,218	89,177	105,363	151,637
Expendable Tools	8,469	9,780	16,600	19,432
Total gross profit	66,687	98,957	121,963	171,069

Operating expenses:
Selling, general and administrative	27,484	35,415	52,724	66,087
Research and development	15,911	16,524	30,059	31,719
Amortization of intangible assets	2,294	2,386	4,589	4,772
Restructuring	756	983	1,973	2,775
Total operating expenses	46,445	55,308	89,345	105,353

Income from operations:
Equipment	18,016	41,346	27,893	60,530
Expendable Tools	2,226	2,303	4,725	5,186
Total income from operations	20,242	43,649	32,618	65,716

Other income (expense):
Interest income	191	156	451	261
Interest expense	(242)	(241)	(484)	(483)
Interest expense: non-cash	(1,958)	(1,780)	(3,868)	(3,552)

Income from operations before income taxes	18,233	41,784	28,717	61,942

Provision for income taxes	1,616	1,899	3,593	6,958

Net income	$16,617	$39,885	$25,124	$54,984

Net income per share:
Basic	$0.23	$0.55	$0.34	$0.77
Diluted	$0.22	$0.54	$0.33	$0.75

Weighted average shares outstanding:
Basic	73,825	71,512	73,683	71,196
Diluted	75,553	73,120	75,160	72,410

	Three months ended		Six months ended
	March 31,	April 2,	March 31,	April 2,
Supplemental financial data:	2012	2011	2012	2011

Depreciation and amortization	$4,221	$4,397	$8,479	$8,804

Capital expenditures	$1,383	$1,884	$2,881	$4,589

Equity-based compensation expense:
Cost of sales	$97	$56	$182	$104
Selling, general and administrative	1,833	2,148	3,444	3,111
Research and development	463	354	866	630
Total equity-based compensation expense	$2,393	$2,558	$4,492	$3,845

			As of
			March 31,	April 2,
			2012	2011

Backlog of orders			$164,000	$217,000

Number of employees			2,802	2,884

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	October 1,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$426,139	$378,188
Short-term investments	-	6,364
Accounts and notes receivable, net of allowance for doubtful
accounts of $2,805 and $2,194, respectively	134,426	138,649
Inventories, net	63,303	73,092
Prepaid expenses and other current assets	22,675	21,897
Deferred income taxes	1,658	1,651

TOTAL CURRENT ASSETS	648,201	619,841

Property, plant and equipment, net	25,233	26,501
Goodwill	41,546	41,546
Intangible assets	24,976	29,565
Other assets	10,909	10,938

TOTAL ASSETS	$750,865	$728,391

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long term debt	$108,795	$105,224
Accounts payable	46,913	36,321
Accrued expenses and other current liabilities	36,767	43,528
Earnout agreement payable	-	14,848
Income taxes payable	13,717	14,261

TOTAL CURRENT LIABILITIES	206,192	214,182

Deferred income taxes	32,028	32,065
Other liabilities	10,147	12,267

TOTAL LIABILITIES	248,367	258,514

SHAREHOLDERS' EQUITY
Common stock, no par value	448,866	441,749
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	97,064	71,940
Accumulated other comprehensive income	2,924	2,544

TOTAL SHAREHOLDERS' EQUITY	502,498	469,877

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$750,865	$728,391

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011

Net cash provided by operations	$23,623	$76,477	$57,947	$101,787
Net cash used in discontinued operations	(559)	(444)	(1,045)	(968)
Net cash provided by operating activities	$23,064	$76,033	$56,902	$100,819

Net cash used in investing activities, continuing operations	(1,383)	(1,989)	(11,365)	(7,637)

Net cash provided by financing activities, continuing operations	967	3,906	2,543	4,031
Effect of exchange rate changes on cash and cash equivalents	(270)	175	(129)	351
Changes in cash and cash equivalents	$22,378	$78,125	$47,951	$97,564
Cash and cash equivalents, beginning of period	403,761	197,551	378,188	178,112
Cash and cash equivalents, end of period	$426,139	$275,676	$426,139	$275,676

Short-term investments & restricted cash		6,139	-	6,139
Total cash, cash equivalents, restricted cash and short-term investments	$426,139	$281,815	$426,139	$281,815

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